Exhibit 10.2

AMENDMENT NO. 1

TO

SECURITIES PURCHASE AGREEMENT

This Amendment No. 1 to Securities Purchase Agreement (this “Amendment”) is made as of May 31, 2019, by and among Freedom Leaf Inc., a Nevada corporation (the “Company”) and the parties signatories hereto (the “Amending Stockholders”).

WHEREAS, the Company and the Amending Stockholders are parties to that certain Securities Purchase Agreement, dated as of September 28, 2018, by and among the Company and the investors listed on the Schedule of Buyers attached thereto (the “Agreement”; capitalized terms used but not defined herein shall have the meanings given to them in the Agreement.);

WHEREAS, Section 9(e) of the Agreement permits amendment of the Agreement only in a writing signed by the Company and holders of at least eighty percent (80%) of the Common Shares issued and issuable under the Agreement (the “Requisite Threshold”);

WHEREAS, as of the date hereof, the Amending Stockholders collectively hold at least the Requisite Threshold; and

WHEREAS, this Amendment complies with the requirements of Section 9(e) of the Agreement.

NOW, THEREFORE, the Company and the Amending Stockholders hereby agree as follows:

1.               Amendment and Restatement. Section 4(q) of the Agreement is hereby deleted and replaced in its entirety by the following:

Conversion of Preferred Stock. The Company shall have the right to convert each share of Series A Preferred Stock issued and outstanding into one-hundred (100) fully paid and non-assessable Common Shares (the “Mandatory Conversion”) at any time in its sole discretion beginning on any date on or after May 30, 2019, by delivering written notice to each holder of record of shares of Series A Preferred Stock specifying the effective date and time of the Mandatory Conversion (the “Mandatory Conversion Time”). Such notice need not be sent in advance of the occurrence of the Mandatory Conversion Time. Upon receipt of such notice, each holder of shares of Series A Preferred Stock in certificated form shall surrender his, her or its certificate or certificates for all such shares of Series A Preferred Stock (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Company to indemnify the Company against any claim that may be made against the Company on account of the alleged loss, theft or destruction of such certificate) to the Company at the place designated in such notice. If so required by the Company, any certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Company, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. All rights with respect to the Series A Preferred Stock converted, including the rights, if any, to receive notices and vote (other than as a holder of Common Shares), will terminate at the Mandatory Conversion Time (notwithstanding the failure of the holder or holders thereof to surrender any certificates at or prior to such time), except only the rights of the holders thereof, upon surrender of any certificate or certificates of such holders (or lost certificate affidavit and agreement) therefor, to receive the items provided for in this Section 4(q). As soon as practicable after the Mandatory Conversion Time and, if applicable, the surrender of any certificate or certificates (or lost certificate affidavit and agreement) for Series A Preferred Stock, the Company shall issue and deliver to such holder, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Shares issuable on such conversion in accordance with the provisions hereof. Such converted Series A Preferred Stock shall be retired and cancelled and may not be reissued as shares of such series, and the Company may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Series A Preferred Stock accordingly.

1

2.               Agreement. Except as modified by this Amendment, the Agreement shall remain unchanged and in full force and effect.

3.               Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of Nevada, without giving effect to the principles of conflicts of law.

4.               Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same instrument.

[Signature pages follow]

2

IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the date first written above.

COMPANY

FREEDOM LEAF INC.

By: /s/ Clifford Perry
Name: Clifford Perry
Title: Chief Executive Officer

[Signature Page to Amendment No. 1 to Securities Purchase Agreement]

3

AMENDING STOCKHOLDERS

MERIDA CAPITAL PARTNERS II, LP

By: Merida Manager II LLC, its general partner
By: /s/ Mitchell Baruchowitz
Name: Mitchell Baruchowitz
Title: Managing Partner

JM10-FFF

By: /s/ Abner Kurtin
Name: Abner Kurtin
Title: Managing Partner

[Signature Page to Amendment No. 1 to Securities Purchase Agreement]

4

ACKNOWLEDGED AND AGREED:

Each of the undersigned holders of Series A Preferred Stock hereby acknowledges and agrees that the Conversion Rights (as defined in Article II of the Company’s Articles of Incorporation, as in effect from time to time) shall be automatically exercised, without any further action by the undersigned, upon the Company’s determination of the Mandatory Conversion Time in accordance with this Amendment.

/s/ Clifford J. Perry

Name: Clifford J. Perry

/s/ Richard C. Cowan

Name: Richard C. Cowan

5